Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Investment Funds Inc. (the "Funds"), in the Prospectus and Statements of Additional Information, of our reports dated June 8, 2001, on the statements of assets and liabilities as of April 30, 2001, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the periods described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings
"Financial Highlights" in the Prospectuses and "Counsel and Auditors" in these Statements of Additional Information.


Portfolios

Smith Barney Premier Selections Global Growth Fund
Smith Barney Premier Selections All Cap Growth Fund
				Statements of Changes in Net Assets
	Period from June 30, 2000

	(commencement of operations) to April
									30, 2001
								Financial
Highlights			Period from June 30, 2000

	(commencement of operations) to April
									30, 2001

Smith Barney Premier Selections Large Cap Fund
Statements of Changes in Net Assets	Year
ended
April 30,
2001 and
the period
from
August 31,
1999
(commencem
ent of
operations
) to April
30, 2000
Financial Highlights	Year ended
April 30,
2001 and
the period
from
August 31,
1999
(commencem
ent of
operations
) to April
30, 2000





				KPMG
LLP

New York, New York
August 27, 2001